Transocean Ltd. Investor Relations and Corporate Communications

News Release
Analyst Contacts:	Bradley Alexander
+1 713-232-7515

Diane Vento
+1 713-232-8015

Media Contact:	Pam Easton	FOR RELEASE:	August 14, 2015
+1 713-232-7647

TRANSOCEAN LTD. ANNOUNCES SCHEDULE FOR SECOND DIVIDEND INSTALLMENT AND CURRENCY ELECTION PERIOD

ZUG, SWITZERLAND-August 14, 2015-Transocean Ltd. (NYSE: RIG) (SIX: RIGN) today announced the schedule for the payment of the second installment of its U.S. dollar-denominated dividend. The installment is $0.15 per share, totaling approximately $55 million based upon the number of currently outstanding shares. The installment represents the second of four quarterly installments totaling $0.60 per share, or approximately $218 million in the aggregate paid from additional paid-in capital (“APIC”), approved by shareholders at the company's 2015 Annual General Meeting.

Dividend Schedule - Second Installment

•August 21, 2015 - Ex-Dividend Date
•August 25, 2015 - Record Date
•September 23, 2015 - Installment Payment Date

Currency Election Period

Shareholders who wish to receive the payment in Swiss francs (“CHF”) must make their election between 5 p.m. EDT (11 p.m. CEST) on August 26, 2015 and 8 p.m. EDT on September 1, 2015 (2 a.m. CEST September 2, 2015). On or about September 21, 2015, the dividend payment will be converted into CHF by Computershare and the equivalent CHF per share will be posted to the company’s website at www.deepwater.com.

NO ACTION IS REQUIRED IF YOU WISH TO RECEIVE YOUR DIVIDEND IN U.S. DOLLARS.

If you hold your shares in the name of a bank, broker or nominee, you must contact them directly to make the election arrangements.

Holders of shares registered in the share register who would like to receive this installment in CHF must send their election during the election period, in writing, to the following address:

•Computershare Attn: Steven Myers, 480 Washington Boulevard, 29th Floor, Jersey City, NJ 07310 USA
•Email: steven.myers@computershare.com
•Phone: +1 201-680-5333

Forward-Looking Statements
The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These

statements contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the dividend and timing of dividend payments, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2014 and in the company's other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website: www.deepwater.com.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and it does not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange. Investors must rely on their own evaluation of Transocean Ltd. and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean Ltd.

About Transocean
Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of, 63 mobile offshore drilling units consisting of 27 ultra-deepwater floaters, six deepwater floaters, seven harsh-environment semisubmersibles, 13 midwater semisubmersibles, and 10 high-specification jackups. In addition, the company has seven ultra-deepwater drillships and five high-specification jackups under construction.

For more information about Transocean, please visit the website: www.deepwater.com.